Exhibit 99.1

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Marcia L. Goldstein

WEIL, GOTSHAL & MANGES LLP

700 Louisiana Street, Suite 1600

Houston, Texas 77002

Telephone: (713) 546-5000

Facsimile: (713) 224-9511

Alfredo R. Pérez

Attorneys for Debtors

and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11 Case No.
:
BEARINGPOINT, INC., et al.	:	09-____________ (____)
:
Debtors.	:	(Joint Administration Requested)
:
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DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BearingPoint, Inc., BE New York Holdings, Inc., BearingPoint Americas, Inc., BearingPoint BG, LLC, BearingPoint Enterprise Holdings, LLC, BearingPoint Global Operations, Inc., BearingPoint Global, Inc., BearingPoint International I, Inc., BearingPoint Israel, LLC, BearingPoint Puerto Rico, LLC, BearingPoint Russia, LLC, BearingPoint South Pacific, LLC, BearingPoint Southeast Asia LLC, BearingPoint Technology Procurement Services, LLC, BearingPoint USA, Inc., BearingPoint, LLC, i2 Mid Atlantic LLC, i2 Northwest LLC, Metrius, Inc., OAD Acquisition Corp., OAD Group, Inc., Peloton Holdings, L.L.C., Softline Acquisition Corp., and Softline Consulting and Integrators, Inc. propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITION AND INTERPRETATION

A.	Definitions.
1.1

Administrative Expense Claim means any Claim constituting a cost or expense of administration of the Reorganization Cases Allowed under and in accordance with, as applicable, sections 330, 365, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses, incurred after the Commencement Date, of preserving the Debtors’ Estates, (b) any actual and necessary costs and expenses, incurred after the Commencement Date, of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Reorganization Cases and (d) any compensation for professional services rendered and reimbursement of expenses incurred to the extent Allowed by Final Order. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code is excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 13.8 of the Plan.

1.2	Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.
1.3	Agent means Wells Fargo Bank, N.A., in its capacity as administrative agent and collateral agent under the Exit Facility.
1.4	Agency Fee means the fee paid to the Agent pursuant to the Exit Facility.
1.5

Allowed means, with reference to any Claim against the Debtors, (a) any Claim against any Debtor that has been listed by such Debtor in its Schedules (as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed or no timely objection to allowance or request for estimation has been interposed, (b) any timely filed proof of Claim (i) as to which no objection has been or is interposed in accordance with Section 7.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bankruptcy Court and as to which any such applicable period of limitation has expired or (ii) as to which any objection

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has been determined by a Final Order to the extent such objection is determined in favor of the respective holder of such Claim, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 7.4 of the Plan; provided, however, that (a) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” and (b) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.

1.6	Avoidance Actions means any actions commenced, or that may be commenced before or after the Effective Date, pursuant to section 544, 545, 547, 548, 550, or 551 of the Bankruptcy Code.
1.7	Ballots means the forms distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan on which is to be indicated acceptance or rejection of the Plan.
1.8	Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.
1.9	Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or any other court of the United States having jurisdiction over the Reorganization Cases.
1.10

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.

1.11	BE means BearingPoint, Inc.
1.12	BearingPoint means the Debtors and their non-debtor affiliates.
1.13

BearingPoint Subsidiary Debtors means the following subsidiaries of BE: BE New York Holdings, Inc., BearingPoint Americas, Inc., BearingPoint BG, LLC, BearingPoint Enterprise Holdings, LLC, BearingPoint Global Operations, Inc.,

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BearingPoint Global, Inc., BearingPoint International I, Inc., BearingPoint Israel, LLC, BearingPoint Puerto Rico, LLC, BearingPoint Russia, LLC, BearingPoint South Pacific, LLC, BearingPoint Southeast Asia LLC, BearingPoint Technology Procurement Services, LLC, BearingPoint USA, Inc., BearingPoint, LLC, i2 Mid Atlantic LLC, i2 Northwest LLC, Metrius, Inc., OAD Acquisition Corp., OAD Group, Inc., Peloton Holdings, L.L.C., Softline Acquisition Corp., and Softline Consulting and Integrators, Inc.

1.14

Benefit Plans means all employee benefit plans, policies and programs sponsored by any of the Debtors, including without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement plans, and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code). Benefit Plans shall not include any equity, bonus, stock, option or similar plans in effect on or prior to the Commencement Date.

1.15	Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.
1.16	Cash means lawful currency of the United States of America, including but not limited to bank deposits, checks and other similar items.
1.17	Causes of Action means any and all Claims, Avoidance Actions, and rights of the Debtors, including claims of a Debtor against another Debtor or affiliate.
1.18	Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.
1.19	Class means any group of substantially similar Claims or Equity Interests classified by the Plan pursuant to section 1122 of the Bankruptcy Code.
1.20

Class 3 Pro Rata Share means the ratio (expressed as a percentage) of the amount of an Allowed Secured Credit Facility Term Loan Claim to the aggregate amount of all Allowed Secured Credit Facility Term Loan Claims.

1.21	Class 4 Pro Rata Share means the ratio (expressed as a percentage) of the amount of an Allowed Secured Letter of Credit

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Facility Claim to the aggregate amount of all Allowed Secured Letter of Credit Facility Claims.

1.22

Collateral means any property or interest in property of the Estates of any of the Debtors that is subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.23	Commencement Date means February [__], 2009, the date on which each of the Debtors filed their voluntary petitions under Chapter 11 of the Bankruptcy Code.
1.24	Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to the Reorganization Cases.
1.25

Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.26	Confirmation Order means the order or orders of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
1.27

Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

1.28

Convenience Class Claim means (i) an unsecured Claim that is Allowed in an amount of $[AMOUNT] or less, unless the holder of such Claim elects on its Ballot to have such Claim be treated as a General Unsecured Claim, or (ii) an unsecured Claim in an amount greater than $[AMOUNT], the holder of which elects on its Ballot to reduce the Allowed amount of such Claim to $[AMOUNT].

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1.29	Creditors’ Committee means any statutory committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102(a) of the Bankruptcy Code.
1.30	Debtors means BE and the BearingPoint Subsidiary Debtors.
1.31	Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.
1.32	Disbursing Agent means Reorganized BE or any entity in its capacity as a disbursing agent under Sections 6.5 and 6.6 of the Plan.
1.33

Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.34

Disclosure Statement Order means the order of the Bankruptcy Court approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

1.35

Disputed means, with reference to any Administrative Expense Claim or Claim, any such Administrative Expense Claim or Claim (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, (b) which has been or hereafter is listed by a Debtor on its Schedules as unliquidated, disputed or contingent and which has not been resolved by written agreement of the parties or a Final Order or (c) as to which the Debtors or any other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order. Prior to the earlier of the time an objection has been timely filed and the expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, a Claim shall be considered a Disputed Claim to the extent that the amount of the Claim specified in a proof of Claim exceeds the amount of the Claim scheduled by the Debtor as not disputed, contingent or unliquidated.

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1.36

Disputed Claim Amount means the Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

1.37	Distribution Record Date means the date that is five (5) Business Days from and after the Confirmation Date.
1.38

Effective Date means a Business Day selected by the Debtors on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 10.1 of the Plan shall have been satisfied or waived as provided in Section 10.2 of the Plan.

1.39

Equity Interest means the interest of any holders of equity securities of any of the Debtors represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, contractual or otherwise to acquire any such interest, including, but not limited to, the warrants issued in connection with the FFL SPA.

1.40	Estates means the estates created pursuant to section 541 of the Bankruptcy Code upon the filing of the Reorganization Cases.
1.41

Estimated Amount means the estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code or as otherwise agreed to between the holder of such Claim and the applicable Debtor, or as otherwise determined by Bankruptcy Court.

1.42	Exit Facility means the Exit Letter of Credit Facility and the Exit Facility Term Loan.
1.43

Exit Letter of Credit Facility means the synthetic letter of credit facility portion of that certain credit facility which will be entered into on the Effective Date, among (i) Reorganized BE and Reorganized BearingPoint LLC, as borrowers, (ii) Wells Fargo Bank, N.A., as administrative agent and collateral agent, and (iii) the Secured Creditors as lenders, the terms of which are described in the Disclosure Statement.

1.44	Exit Facility Term Loan means the term loan portion of that certain credit facility which will be entered into on the Effective

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Date, among (i) Reorganized BE and Reorganized BearingPoint LLC, as borrowers, (ii) Wells Fargo Bank, N.A., as administrative agent and collateral agent, and (iii) the Secured Creditors as lenders, the terms of which are described in the Disclosure Statement.

1.45	FFL Note means a note issued pursuant to the FFL SPA.
1.46	FFL Noteholder means a holder of an FFL Note.
1.47	FFL Noteholder Claims means the Claim of an FFL Noteholder under the FFL SPA.
1.48

FFL SPA means that certain Securities Purchase Agreement dated as of July 15, 2005, with the purchasers set forth in the agreement, pursuant to which BE issued $40.0 million aggregate principal amount of 0.50% Convertible Senior Subordinated Debentures, due July 2010, and common stock purchase warrants.

1.49

Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

1.50

General Unsecured Claim means any Claim against the Debtors (as applicable) other than an Administrative Expense Claim, Professional Compensation and Reimbursement Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Secured Credit Facility Claim, Term Loan Claim, Secured Letter of Credit Facility Claim, Other Secured Claim, Senior Noteholder Claim,

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Junior Noteholder Claim, Convenience Class Claim, or Intercompany Claim.

1.51

Indenture Trustee means the Bank of New York and/or its successor, in either case in its or their capacity as the indenture trustee for either the Series A Notes, the Series B Notes, or the Series C Notes.

1.52

Indenture Trustee Fees means the reasonable and customary fees and expenses of the Indenture Trustee as provided in the indentures for the Series A Notes, the Series B Notes and the Series C Notes (as applicable), including, without limitation, reasonable attorneys’ fees and disbursements incurred by the Indenture Trustee, whether prior to or after the Effective Date.

1.53	Intercompany Claim means any Claim against any Debtor held by another Debtor or by a Non-Debtor Subsidiary or Affiliate.
1.54	Junior Noteholder Claim means a Series A Noteholder Claim or a Series B Noteholder Claim.
1.55	Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.
1.56	Local Bankruptcy Rules means the Local Bankruptcy Rules of the United States Bankruptcy Court for the Southern District of New York, as amended from time to time.
1.57

Master Agreement means that certain master agreement, by and between the holders of the New Equity Securities, that will provide for, among other things, the voting trust arrangements, the transfer restrictions, and call rights.

1.58	New Board means the board of directors of Reorganized BE, the members of which will be disclosed in the Plan Supplement.
1.59	New Class 1 Common Stock means that certain class of common stock of BE to be issued under the Plan, as further described in the Disclosure Statement.
1.60	New Class 2 Common Stock means that certain class of common stock of BE to be issued under the Plan, as further described in the Disclosure Statement.
1.61	New Class 3 Common Stock means that certain class of common stock of BE to be issued under the Plan, as further described in the Disclosure Statement.

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1.62	New Common Stock means collectively the New Class 1 Common Stock, the New Class 2 Common Stock, and the New Class 3 Common Stock.
1.63	New Employee Incentive Plan means the employee equity incentive plan, which shall be substantially in the form set forth in the Plan Supplement.
1.64

New Equity Securities means any equity securities of Reorganized BE represented by issued and outstanding shares of the New Common Stock, the New Preferred Stock, or any other instrument evidencing a present ownership interest in Reorganized BE.

1.65	New Management Incentive Plan means the management equity incentive plan, which shall be substantially in the form set forth in the Plan Supplement.
1.66

New Organizational Documents means each certificate of incorporation, certificate of formation, limited liability company agreement, bylaws, and other organizational document for each of the Reorganized Debtors, in each case, which shall be in substantially the form included in the Plan Supplement.

1.67	New Preferred Stock means that certain class of preferred stock of BE to be issued under the Plan, as further described in the Disclosure Statement.
1.68	Non-Debtor Subsidiary means any direct or indirect subsidiary of BE that is not a Debtor.
1.69	Other Secured Claim means a Secured Claim other than a Secured Tax Claim, Secured Credit Facility Term Loan Claim, or a Secured Letter of Credit Facility Claim.
1.70

Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government unit or agency or political subdivision thereof or any other form of legal entity or enterprise.

1.71

Plan means this Joint Plan of Reorganization, including, without limitation, the exhibits and schedules hereto or contained in the Plan Supplement, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

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1.72

Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, which shall be in form and substance reasonably acceptable to the Debtors and shall include, but is not limited to, the lists of the initial members of the New Board, the list of the initial officers of the Reorganized Debtors, the list of executory contracts and unexpired leases to be assumed pursuant to the Plan, the forms of the New Common Stock, the form of the New Preferred Stock, the New Organizational Documents, the bylaws of Reorganized BE, [the commitment letter for the Exit Facility] and the [New Employee Incentive Plan.]

1.73

Plan Support Agreement means that certain agreement, dated February [__], 2009, by and between the Debtors and certain of their creditors pursuant to which such creditors agreed, subject to certain conditions, to support the Plan.

1.74	Prepetition Agent means Wells Fargo Foothill, LLC in its capacity as administrative agent and collateral agent under the Secured Credit Facility.
1.75	Priority Non-Tax Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.
1.76	Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
1.77

Released Parties means the Secured Lenders that have executed a Plan Support Agreement, the Senior Noteholders that have executed a Plan Support Agreement, and the Junior Noteholders that have executed a Plan Support Agreement.

1.78

Reorganization Cases means the cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, styled as “In re BearingPoint, Inc., et al.” which have been jointly administered by order of the Bankruptcy Court under case number 09-_________ (___).

1.79	Reorganized BearingPoint LLC means BearingPoint LLC on or after the Effective Date.
1.80	Reorganized BE means BE on or after the Effective Date.

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1.81	Reorganized Debtors means the Debtors on or after the Effective Date.
1.82

Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, schedules of current income and expenditures and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Cases, as may have been amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.83

Secured Claim means any Claim that is secured by a Lien on property in which a Debtors’ estates has an interest to the extent of the value of such property, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, or, in either case as otherwise agreed upon in writing by the Debtors and the holder of such Claim.

1.84	Secured Credit Facility means the Secured Letter of Credit Facility and the Secured Credit Facility Term Loan.
1.85

Secured Credit Facility Term Loan means the term loan portion of that certain amended and restated credit agreement, dated as of May 18, 2007, as amended and restated on June 1, 2007, among (i) BE and BearingPoint LLC as borrowers, (ii) BE New York Holdings, Inc., BearingPoint Americas, Inc., BearingPoint, BG, LLC, BearingPoint, Enterprise Holdings, LLC, BearingPoint Global Operations, Inc., BearingPoint Global, Inc., BearingPoint International I, Inc., BearingPoint Israel, LLC, BearingPoint Puerto Rico, LLC, BearingPoint Russia, LLC, BearingPoint South Pacific, LLC, BearingPoint Southeast Asia LLC, BearingPoint Technology Procurement Services, LLC, BearingPoint USA, Inc., i2 Mid Atlantic LLC, i2 Northwest LLC, Metrius Inc., OAD Acquisition Corp., OADGroup, Inc., Peloton Holdings, L.L.C., Softline Acquisition Corp., Softline Consulting, and Integrators, Inc. as guarantors, (iii) Wells Fargo Foothill, LLC, as administrative agent, and (iv) other lenders, issuing banks, and parties thereto.

1.86	Secured Credit Facility Term Loan Claim means any Claim arising under the Secured Credit Facility Term Loan.
1.87	Secured Lenders means the lender parties under the Secured Credit Facility.

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1.88

Secured Letter of Credit Facility means the letter of credit portion of that certain amended and restated credit agreement, dated as of May 18, 2007, as amended and restated on June 1, 2007, among (i) BE and BearingPoint LLC as borrowers, (ii) BE New York Holdings, Inc., BearingPoint Americas, Inc., BearingPoint, BG, LLC, BearingPoint, Enterprise Holdings, LLC, BearingPoint Global Operations, Inc., BearingPoint Global, Inc., BearingPoint International I, Inc., BearingPoint Israel, LLC, BearingPoint Puerto Rico, LLC, BearingPoint Russia, LLC, BearingPoint South Pacific, LLC, BearingPoint Southeast Asia LLC, BearingPoint Technology Procurement Services, LLC, BearingPoint USA, Inc., i2 Mid Atlantic LLC, i2 Northwest LLC, Metrius Inc., OAD Acquisition Corp., OADGroup, Inc., Peloton Holdings, L.L.C., Softline Acquisition Corp., Softline Consulting, and Integrators, Inc. as guarantors, (iii) Wells Fargo Foothill, LLC, as administrative agent, and (iv) other lenders, issuing banks, and parties thereto.

1.89	Secured Letter of Credit Facility Claim means any Claim arising under the Secured Letter of Credit Facility.
1.90

Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein) and including any related Secured Claim for penalties.

1.91	Senior Noteholder Claims means FFL Noteholder Claims and Series C Noteholder Claims.
1.92

Series A Note means a note issued pursuant to that certain indenture, dated as of December 22, 2004, with the Bank of New York as trustee, pursuant to which BE issued $225.0 million aggregate principal amount of 2.50% Series A Convertible Subordinated Debentures, due December 15, 2024.

1.93	Series A Noteholder means a holder of the Series A Note.
1.94	Series A Noteholder Claim means a Claim of a Series A Noteholder under a Series A Note.
1.95

Series B Note means a note issued pursuant to that certain indenture, dated as of December 22, 2004, with the Bank of New York as trustee, pursuant to which BE issued $175.0 million principal amount of 2.75% Series B Convertible Subordinated Debentures, due December 15, 2024.

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1.96	Series B Noteholder means a holder of a Series B Note.
1.97	Series B Noteholder Claim means a Claim of a Series B Noteholder under a Series B Note.
1.98

Series C Note means a note issued pursuant to that certain indenture, dated as of April 27, 2005, with the Bank of New York as trustee, pursuant to which BE issued $200.0 million aggregate principal amount of 5.00% Convertible Senior Subordinated Debentures, due April 15, 2025.

1.99	Series C Noteholder means a holder of the Series C Note.
1.100	Series C Noteholder Claim means a Claim of a Series C Noteholder under a Series C Note.
1.101	Tax Code means the Internal Revenue Code of 1986, as amended.
1.102	Unimpaired means, with respect to any Claim, that such Claim is not impaired within the meaning of section 1124 of the Bankruptcy Code.
1.103

Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

1.104	U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in the Southern District of New York.
1.105	Voting Record Date means, _________ ___, 2009 for all creditors entitled to vote on the Plan.
1.106	Voting Trust means that certain trust created to hold all shares of New Common Stock as of the Effective Date, as further described in the Disclosure Statement.
B.	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all Section, Article, schedule or exhibit references in the Plan are to the respective Section in, Article of or schedule or exhibit to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term in the Bankruptcy Code. The rules of construction

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contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. In the event that a particular term of the Plan of Reorganization (including any exhibits or schedules hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Plan of Reorganization or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(c) shall apply.

ARTICLE II

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE

EXPENSES AND PRIORITY TAX CLAIMS

2.1	Administrative Expense Claims.

Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, or has been paid during the Reorganization Cases, on the latest of (i) the Effective Date, (ii) the date on which its Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or (iii) the date on which its Administrative Expense Claim becomes payable under any agreement relating thereto, or as soon as practicable thereafter, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Administrative Expense Claim, Cash equal to the unpaid portion of its Allowed Administrative Expense Claim. Notwithstanding the forgoing, (a) any Allowed Administrative Expense Claim based on a liability incurred by the Debtors in the ordinary course of business by the Debtors shall be paid in full and performed by the Debtors or Reorganized Debtors as the case may be, in the ordinary course of business in accordance with the terms and conditions of any agreements governing, instruments evidencing or other documents relating to such transactions, and (b) any Allowed Administrative Expense Claim may be paid on such other terms as may be agreed on between the holder of such Claim and the Debtors; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety (90) days after the Effective Date, such ordinary course expense shall be barred.

2.2	Professional Compensation and Reimbursement Claims.

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is sixty (60) after the Effective Date their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred and (b) be paid in

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full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Administrative Expense Claim or upon such other terms as may be mutually agreed upon between the holder of such Administrative Expense Claim and the Debtors. The Debtors, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date in the ordinary course of business and without the need for Bankruptcy Court approval.

2.3	Indenture Trustee Fees.

The Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Reorganized Debtors, without the need for application to, or approval of, the Bankruptcy Court.

To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan (including, but not limited to, the services referenced in Section 6.8, herein (“Delivery of Distributions” of the Plan), such Indenture Trustee will receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred in connection with such services. These payments will be made on terms agreed to by the Indenture Trustee and the Reorganized Debtors.

2.4	Priority Tax Claims.

On the later of (i) the Effective Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtors (a) Cash in an amount equal to such Allowed Priority Tax Claim, (b) equal semi-annual Cash payments aggregating an amount equal to such Allowed Priority Tax Claim, together with interest for a period after the Effective Date at a fixed annual rate determined under applicable non-bankruptcy law, over a period not exceeding five (5) years after the Commencement Date, subject to the Reorganized Debtors’ sole option to prepay the entire amount of the Allowed Priority Tax Claim; provided that the first payment under this clause (b) shall represent a percentage recovery at least equal to that expected to be received by holders of Allowed General Unsecured Claims and subject to the sole option of the Debtors to prepay the entire amount of the Allowed Priority Tax Claim.

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ARTICLE III

CLASSIFICATION OF CLAIMS AND

EQUITY INTERESTS, IMPAIRMENT, VOTING

The following table designates the classes of Claims against and Equity Interests in the Debtors and specifies which of those classes are impaired or unimpaired by the Plan and entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.

Class	Designation	Impairment	Entitled to Vote
BearingPoint Class 1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
BearingPoint Class 2	Secured Tax Claims	Unimpaired	No (deemed to accept)
BearingPoint Class 3	Secured Credit Facility Term Loan Claims	Impaired	Yes
BearingPoint Class 4	Secured Letter of Credit Facility Claims	Unimpaired	No (deemed to accept)
Bearing Point Class 5	Other Secured Claims	Unimpaired	No (deemed to accept)
BearingPoint Class 6	Senior Noteholder Claims	Impaired	Yes
BearingPoint Class 7	Junior Noteholder Claims	Impaired	Yes
BearingPoint Class 8	General Unsecured Claims	Impaired	Yes

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BearingPoint Class 9	Convenience Class Claims	Impaired	Yes
BearingPoint Class 10	Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1	Priority Non-Tax Claims (Class 1)

(a)       Impairment and Voting. Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)       Distributions. Except to the extent that a holder of an Allowed Priority Non-Tax Claim (i) has been paid by the Debtors, in whole or in part, prior to the Effective Date, or (ii) agrees to a less favorable treatment, each holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, Cash in the full amount of the claim, on or as soon as reasonably practicable after the later of (a) the Effective Date, or as soon thereafter as reasonably practicable, and (b) the date such claim becomes Allowed.

4.2	Secured Tax Claims (Class 2)

(a)       Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)       Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a to a less favorable treatment, each holder shall receive, at the sole option of the Debtors, (a) Cash in the full amount of the Claim on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date on which such Claim becomes Allowed, (b) equal semi-annual Cash payments in the full amount of such Claim, together with interest for a period after the Effective Date at a fixed annual rate determined under applicable non-bankruptcy law, commencing upon the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Commencement Date, or (c) such other terms determined by the Bankruptcy Court to provide the holder deferred Cash payments having a value, as of the Effective Date, equal to such Claim.

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4.3	Secured Credit Facility Term Loan Claims (Class 3)

(a)       Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Secured Credit Facility Term Loan Claim is entitled to vote to accept or reject the Plan.

(b)       Distributions. On the Effective Date, or as soon as reasonably practicable thereafter, the Secured Credit Facility shall be converted into the Exit Facility. Each holder of an Allowed Secured Credit Facility Term Loan Claim shall receive its Class 3 Pro Rata Share of the Exit Facility Term Loan, and its Class 3 Pro Rata Share of the New Preferred Stock.

4.4	Secured Letter of Credit Facility Claims (Class 4)

(a)       Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of an Allowed Secured Letter of Credit Facility Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)       Distributions. On the Effective Date, or as soon as reasonably practicable thereafter, the Secured Credit Facility shall be converted into the Exit Facility. Each holder of an Allowed Secured Letter of Credit Facility Claim shall receive its Class 4 Pro Rata Share of the Exit Letter of Credit Facility, and its Class 4 Pro Rata Share of the excess of Credit Linked Deposits (as defined in the Secured Credit Facility) under the Secured Credit Facility over the amount of Credit Linked Deposits required under the Exit Facility Term Loan.

4.5	Other Secured Claims (Class 5)

(a)       Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)       Distributions. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, at the sole option of the Debtors, (i) each allowed other secured claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, or (ii) each holder of an Allowed Other Secured Claim shall receive, in full satisfaction of such Claim, either (a) cash in the full amount of the Claim, including any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (b) the proceeds of the sale or disposition of its collateral securing such Claim to the extent of the value of the holder’s secured interest in such collateral, (c) the collateral securing such Claim and any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (d) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code.

4.6	Senior Noteholder Claims (Class 6)

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(a)       Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed Senior Noteholder Claim is entitled to vote to accept or reject the Plan.

(b)       Distributions. On the Effective Date, or as soon as reasonably practicable thereafter, each holder of a Senior Noteholder Claim shall receive [X] shares of New Class 1 Common Stock for each dollar of such holder’s Allowed Claim, which shall be held in the Voting Trust as further described in the Disclosure Statement.

4.7	Junior Noteholder Claims (Class 7)

(a)       Impairment and Voting. Class 7 is impaired by the Plan. Each holder of an Allowed Junior Noteholder Claim is entitled to vote to accept or reject the Plan.

(b)       Distributions. On the Effective Date, or as soon as reasonably practicable thereafter, each holder of a Junior Noteholder Claim shall receive [X] shares of New Class 2 Common Stock for each dollar of such holder’s Allowed Claim, which shall be held in the Voting Trust as further described in the Disclosure Statement.

4.8	General Unsecured Claims (Class 8)

(a)       Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)       Distributions. On the Effective Date, or as soon as reasonably practicable thereafter, each holder of a General Unsecured Claim shall receive [X] shares of New Class 3 Common Stock for each dollar of such holder’s Allowed Claim, which shall be held in the Voting Trust as further described in the Disclosure Statement.

4.9	Convenience Class Claims (Class 9)

(a)       Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

(b)       Distributions. Each holder of a Convenience Class Claim shall receive, as soon as reasonably practicable after the later of the Effective Date and the date such Convenience Class Claim becomes an Allowed Claim, Cash equal to [___]% of the Allowed amount of such Claim.

4.10	Equity Interests (Class 10)

(a)       Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Equity Interest is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

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(b)       Distributions. On the Effective Date, the Equity Interests shall be cancelled and extinguished and the holders of Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Equity Interests under the Plan.

ARTICLE V

MEANS OF IMPLEMENTATION

5.1	Settlement of Claims.

Pursuant to Bankruptcy Rule 9019, in consideration for the classification, distribution, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. All Plan distribution made to creditors holding Allowed Claims in any class are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one class shall be subject to being shared with or reallocated to the holders of any Claim in another class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency claim.

5.2	Intercompany Claims.

Notwithstanding anything to the contrary herein, Intercompany Claims will be reduced, reinstated, or discharged to the extent determined appropriate by the Debtors or the Reorganized Debtors, after consultation with the Secured Lenders. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Debtors, the Debtors in Possession, or the Reorganized Debtors.

5.3	Issuance of New Common Stock.

The issuance by Reorganized BE of the New Class 1 Common Stock, the New Class 2 Common Stock, and the New Class 3 Common Stock on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. The New Common Stock shall consist of (i) [_____________] authorized shares of the New Class 1 Common Stock of Reorganized BE, (ii) [_____________] authorized shares of the New Class 2 Common Stock of Reorganized BE, and (iii) [____________] authorized shares of the New Class 3 Common Stock of Reorganized BE.

5.4	Issuance of New Preferred Stock.

The issuance by Reorganized BE of the New Preferred Stock on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by the holders of Claims or Equity Interests. The New

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Preferred Stock shall consist of [________________] authorized shares in the amount of $50 million.

5.5	Exemption from Securities Laws.

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Common Stock and the New Preferred Stock will be exempt from registration under the Securities Act of 1933, as amended, and all rules regulation promulgated thereunder.

5.6	Merger/Dissolution/Consolidation.

On or as of the Effective Date or as soon as practicable thereafter and without the need for any further action, the Reorganized Debtors may: (i) cause any or all of the Reorganized Debtors or to be merged into one or more of the Reorganized Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized Debtors, or (iii) engage in any other transaction in furtherance of the Plan.

5.7	Cancellation of Existing Agreements and Equity Interests.

Except (a) as otherwise expressly provided in the Plan, (b) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, (c) for purposes of evidencing a right to distributions under the Plan, or (d) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, on the Effective Date, the Secured Credit Facility, the FFL SPA, the Series A Note, the Series B Note, the Series C Note and any indentures pursuant to which such notes were issued, all Equity Interests and other instruments evidencing any Claims against the Debtors or Equity Interests in the Debtors shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged.

5.8	Surrender of Existing Securities.

Each holder of the Series A Note, Series B Note or the Series C Note shall surrender such note(s) to the Indenture Trustee, or in the event such note(s) are held in the name or, or by a nominee of, the Depository Trust Company, the Disbursing Agent shall seek the cooperation of the Depository Trust Company to provide appropriate instructions to the Indenture Trustee. No distributions under the Plan shall be made for or on behalf of any such holder unless and until such note is received by the Indenture Trustee or appropriate instructions from the Depository Trust Company shall be received by the Indenture Trustee, or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, Reorganized Debtors, Disbursing Agent, and Indenture Trustee harmless in respect of such note and any distributions made in respect thereof.

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Each holder of an FFL Note shall surrender such note(s) to Reorganized BE. No distributions under the Plan shall be made for or on behalf of any such holder unless and until such note is received by Reorganized BE, or the loss, theft or destruction of such note is established to the reasonable satisfaction of Reorganized BE, which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, Reorganized Debtors, and Disbursing Agent, harmless in respect of such note and any distributions made in respect thereof.

Upon compliance with this Section by a holder of any note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note. Any holder of Series A Note, Series B Notes, Series C Notes, or FFL Note that fails to surrender such note or satisfactorily explain its non-availability to the Indenture Trustee or Reorganized BE, as applicable, within one (1) years of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distributions under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the Indenture Trustee and any such security shall be cancelled.

5.9	Incurrence of New Indebtedness.

The Reorganized Debtors’ entry into the Exit Facility and the incurrence of the indebtedness thereunder on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests.

ARTICLE VI

PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

6.1	Voting of Claims.

Each holder of an Allowed Claim in an impaired class of Claims that is entitled to vote on the Plan pursuant to Article III and Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan, as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order of the Bankruptcy Court.

6.2	Nonconsensual Confirmation.

If any impaired class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 13.4 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired classes of Claims that are deemed to

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reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

6.3	Distributions on Allowed General Unsecured Claim and Allowed Convenience Class Claims.

Distributions with respect to holders of Allowed General Unsecured Claims and Allowed Convenience Class Claims shall be made on the Effective Date and at periodic intervals thereafter as Disputed Claims become Allowed.

6.4	Date of Distributions.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.5	Disbursing Agent.

All distributions under the Plan shall be made by Reorganized BE as Disbursing Agent or such other entity designated by Reorganized BE as a Disbursing Agent.

6.6	Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.7	Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including, without limitation, taxes and reasonable attorneys fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.8	Delivery of Distributions.

(a)       Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, as applicable, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including,

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without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in this Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

(b)       Distributions by the Prepetition Agent. The Prepetition Agent shall be the Disbursing Agent for the Secured Letter of Credit Facility Claims and the Secured Credit Facility Term Loan Claims Distributions under the Plan to holders of Allowed Secured Letter of Credit Facility Claims and Allowed Secured Credit Facility Term Loan Claims shall be made by the Reorganized Debtors to the Prepetition Agent, which, in turn shall make distributions to the holders of such Allowed Claims. Upon delivery of the distributions set forth in Sections 4.3(b) and 4.4(b) of the Plan to the Prepetition Agent, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(c)	Distributions by Indenture Trustee

The Indenture Trustee shall be the Disbursing Agent for the Series A Notes, Series B Notes and the Series C Notes. Distributions under the Plan to holders of Allowed Junior Noteholder Claims and Allowed Series C Noteholder Claims shall be made by the Reorganized Debtors to the Indenture Trustee, which, in turn, shall make the distributions to the holders of such Allowed Claims. Upon delivery of the distributions set forth in Article IV of the Plan, to the Indenture Trustee, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

6.9	Unclaimed Distributions.

All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claims to such distributions shall be extinguished and forever barred.

6.10	Distribution Record Date.

With respect to holders of all General Unsecured Claims against the Debtors, and all Convenience Class Claims against the Debtors on the Distribution Record Date, the Claims register shall be closed and any transfer of any Claim therein shall be prohibited. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.

6.11	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided

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in applicable agreements. All distributions of Cash to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Debtor.

6.12	Cash Distributions.

No payment of Cash less than fifty dollars ($50) shall be made to any holder of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtors.

6.13	No Fractional Shares.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Class 1 Common Stock, New Class 2 Common Stock, or New Class 3 Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

6.14	Setoffs and Recoupment.

The Debtors may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim they may have against such claimant.

6.15	Interest on Claims, Dividends.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Commencement Date on any Claim. Unless otherwise specifically provided for in the Plan or the Confirmation Order, interest shall not accrue or be paid upon any Claim in respect of the period from the Commencement Date to the date a final distribution is made thereon if and after such Claim becomes an Allowed Claim.

No holder of a Claim that is entitled to shares of any of the New Common Stock shall be entitled to dividends on such shares unless such holder’s Claim is an Allowed Claim as of the applicable record date for such dividends.

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6.16	No Distribution In Excess of Allowed Amounts.

Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim.

6.17	Distributions After the Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.18	Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII

PROCEDURES FOR TREATING DISPUTED

CLAIMS UNDER PLAN OF REORGANIZATION

7.1	Objections.

Except as otherwise provided in Section 7.2, as of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtors may be interposed and prosecuted only by the Reorganized Debtors. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or shall be served and filed (i) on or before the ninetieth (90th) day following the later of (x) the Effective Date and (y) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (ii) such later date as may be fixed by the Bankruptcy Court whether fixed before or after the date specified in clauses (x) and (y) above.

7.2	No Distributions Pending Allowance.

Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.

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7.3	Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.

7.4	Resolution of Administrative Expense Claims and Claims.

On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtors without approval of the Bankruptcy Court.

7.5	Estimation of Claims.

The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.6	Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon.

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ARTICLE VIII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1	Assumption or Rejection of Executory Contracts and Unexpired Leases.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be assumed on Schedules 8.01(A) (executory contracts) or 8.01(B) (unexpired leases), which schedule shall be contained in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 8.01(A) and 8.01(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. The Debtors shall provide notice of any amendments to Schedules 8.01(A) and/or 8.01(B) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 8.01(A) or 8.01(B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

8.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 8.1 of the Plan, (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired nonresidential leases through the date of entry of an order approving the assumption, assumption and assignment or rejection of such executory contracts and unexpired leases and (c) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan.

8.3	Inclusiveness.

Unless otherwise specified on Schedules 8.01(A) or 8.01(B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other

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agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.01(A) or 8.01(B).

8.4	Cure of Defaults.

Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease on Schedule 8.01(A) or 8.01(B) to be assumed pursuant to Section 8.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, which shall include, on Schedule 8.01(A) or 8.01(B) the cure amount as to each executory contract or unexpired lease to be assumed. The parties to such executory contracts or unexpired leases to be assumed or assumed and assigned by the Debtors shall have until the objection deadline to the Plan to file and serve any objection to assumption or the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court. Notwithstanding Section 8.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.

8.5	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 must be filed with the Bankruptcy Court and served upon the attorneys for the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.01(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtors’ election to reject under Section 8.1 of the Plan. All such proofs of Claim not filed within such time will be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

8.6	Indemnification and Reimbursement Obligations.

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees who are directors, officers or employees of the Debtors on or after the Confirmation Date, respectively, against any claims or causes of action as provided in the Debtors’ articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such

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indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date.

8.7	Insurance Policies.

Unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts that are assumed under the Plan. Nothing contained in this section shall constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ policies of insurance.

8.8	Compensation and Benefit Plans.

Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtors shall continue to honor, in the ordinary course of business, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated.

8.9	Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

ARTICLE IX

CORPORATE GOVERNANCE AND MANAGEMENT

OF THE REORGANIZED DEBTORS

9.1	General.

On the Effective Date, the management, control and operation of Reorganized BE and the other Reorganized Debtors shall become the general responsibility of the New Board of Reorganized BE.

9.2	New Board of Reorganized BE.

The New Board of Reorganized BE shall initially consist of 7 directors: the Chief Executive Officer (“CEO”) of Reorganized BE shall be a director, the Secured Lenders shall select 4 directors, and the Series C Noteholders shall select 2 directors. The initial members of the New Board shall not be employees or investors of the Secured

31

Lenders, a Senior Noteholder, a Series A/B Noteholder, or any affiliate of the foregoing. One of the directors selected by the Series C Noteholders shall be appointed to any compensation committee established by the New Board. All initial members of the New Board shall be reasonably acceptable to the Debtors.

The ongoing directors shall be nominated and elected as provided for in the Disclosure Statement. Reorganized BE’s certificate of incorporation shall provide that the directors of Reorganized BE shall not be employees or investors of Reorganized BE (other than the CEO), the Secured Lenders, any entity holding greater than 10% of the New Common Stock or 10% of the New Preferred Stock, or any affiliate of the foregoing.

9.3	Officers of the Reorganized Debtors.

The Debtors shall select the initial officers, including the CEO, of Reorganized BE in consultation with the Secured Lenders and the Senior Noteholders. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors and the New Organizational Documents.

9.4	Filing of New Organizational Documents.

On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtors shall file their New Organizational Documents, as required or deemed appropriate, with the appropriate Persons in their respective jurisdictions of incorporation or establishment.

9.5	Adoption of New Management Incentive Plan and New Employee Incentive Plan.

On the Effective Date, Reorganized BE shall be deemed to have adopted the New Management Incentive Plan and New Employee Incentive Plan. Entry of the Confirmation Order shall constitute an approval of the New Management Incentive Plan and the New Employee Incentive Plan.

ARTICLE X

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

10.1	Conditions Precedent to Effectiveness.

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with Section 10.2 of the Plan:

(a)       The Confirmation Order, in form and substance acceptable to the Debtors and the Secured Lenders shall have been entered and is a Final Order;

32

(b)       The Confirmation Order shall enjoin all parties in interest that are receiving a distribution under the Plan from interfering, directly or indirectly, with the exercise by the Secured Lenders of rights conferred upon them pursuant to the Master Agreement;

(c)       The payment in full, in Cash, of all invoices for reasonable fees and expenses (including the Agency Fee and any fees owing under the terms of any engagement letters) of the legal and financial advisors incurred by each of the Secured Lenders[, the ad hoc group of Senior Noteholders, and the ad hoc group of Junior Noteholders] that remain unpaid as of the Effective Date, [and, with respect to the Junior Noteholders and their advisors, subject to a cap in the amount of [$__________]];

(d)       The conditions precedent to the effectiveness of the Exit Facility are satisfied or waived by the parties thereto and the Reorganized Debtors have access to letters of credit under the Exit Letter of Credit Facility;

(e)       All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(f)        All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(g)       As of the Effective Date, Reorganized BE shall not (i) list the New Common Stock on any stock exchange or quotation system and/or (ii) become be a reporting company under the Securities Exchange Act of 1934.

10.2	Waiver of Conditions.

Each of the conditions precedent in Section 10.1 hereof may be waived, in whole or in part, upon written notice, signed by the Debtors. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

10.3	Satisfaction of Conditions.

Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred or otherwise been waived pursuant to Section 10.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and interests, including any Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims

33

and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

ARTICLE XI

EFFECT OF CONFIRMATION

11.1	Continued Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estates of the Debtors shall continue to vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

11.2	Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests including any Equity Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

11.3	Discharge of Claims and Termination of Equity Interests.

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Equity Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

34

11.4	Discharge of the Debtors.

Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

11.5	Injunction or Stay.

Except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against or Equity Interests in the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Equity Interest and (e) pursuing any claim released pursuant to this Article X of the Plan.

11.6	Terms of Injunction or Stay.

Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

11.7	Reservation of Causes of Action/Reservation of Rights.

(a)       Except as provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors may have under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim,

35

counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives and (ii) the turnover of any property of the Debtors’ Estates.

(b)       Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan.

11.8	Exculpation.

None of the Debtors and their respective officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Restructuring Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Restructuring Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

11.9	Limited Releases.

Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services of (a) the present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors who acted in such capacities after the Commencement Date (but not limited to such postpetition actions); (b) the Indenture Trustee; and (c) the Released Parties and their respective officers, directors, agents, advisors, and professionals in connection with the Reorganization Cases; (x) the Debtors; (y) each holder of a Claim that votes to accept the Plan (or is deemed to accept the Plan) and (z) to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each holder of a Claim or Equity Interest that does not vote to accept the Plan, shall release unconditionally and forever each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Debtors who acted in such capacity after the Commencement Date, the Released Parties, and each of their respective officers, directors, agents, advisors, and professionals (but, in each case, solely in their capacities as such) from any and all Claims or causes of action whatsoever in connection with, related to, or arising out of the

36

Reorganization Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, intentional fraud, or criminal conduct of any such person or entity.

11.10	Causes of Action/Avoidance Actions/Objections.

Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

ARTICLE XII

RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a)       To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, the allowance of Claims and Administrative Expense Claims resulting therefrom and any disputes with respect to executory contracts or unexpired leases relating to facts and circumstances arising out of or relating to the Reorganization Cases;

(b)       To determine any and all adversary proceedings, applications and contested matters;

(c)       To ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

(d)       To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Interest;

(e)       To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(f)        To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part;

37

(g)       To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(h)       To resolve disputes as to the ownership of any Administrative Expense Claim, Claim or Equity Interest;

(i)        To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(j)        To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(k)       To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

(l)        To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

(m)      To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(n)       To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(o)       To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(p)       To hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(q)       To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

(r)	To enter a final decree closing the Reorganization Cases; and

38

(s)       To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1	Effectuating Documents and Further Transactions.

On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

13.2	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

13.3	Corporate Action.

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the managers or directors of one or more of the Debtors or Reorganized Debtors, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated or established, without any requirement of further action by the managers or directors of the Debtors or the Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of the state in which each

39

such entity is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

13.4	Modification of Plan.

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

For the avoidance of doubt, the foregoing shall not effect a waiver of any rights that any party may have with respect to modification of the Plan under section 1127 of the Bankruptcy Code.

13.5	Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

13.6	Continuing Exclusivity Period.

Subject to further order of the Bankruptcy Court, until the Effective Date, the Debtors shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and to solicit acceptances thereof.

13.7	Plan Supplement.

40

The Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtors, shall be filed with the Bankruptcy Court no later than ten (10) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

13.8	Payment of Statutory Fees.

All fees payable under section 1930 of chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

13.9	Post-Confirmation Date Professional Fees and Expenses.

From and after the Confirmation Date, BE, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by them.

13.10	Dissolution of the Creditors’ Committee.

On the Effective Date, any Creditors’ Committee appointed in the Reorganization Cases shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Cases, and the retention or employment of such Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of (i) filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, and (ii) reviewing and objecting to the applications of other parties for the allowance of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.

13.11	Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

13.12	Expedited Tax Determination.

41

The Debtors and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.

13.13	Exhibits/Schedules.

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

13.14	Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.15	Severability of Plan Provisions.

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

13.16	Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.

13.17	Notices.

All notices, requests and demands to or upon the Debtors shall be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when

42

actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

BearingPoint, Inc.

1676 International Drive

McLean, Virginia 22102

Attn: John DeGroote

Telephone: (703) 747-3000

Facsimile: (703) 747-3215

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:	Marcia L. Goldstein

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

- and –

Weil, Gotshal & Manges LLP

700 Louisiana Street, Suite 1600

Houston, Texas 77002

Attn:	Alfredo R. Pérez

Telephone: (713) 546 5000

Facsimile: (713) 224 9511

13.18	Section Headings.

The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

43

Dated: February [__], 2009

Respectfully submitted,

BEARINGPOINT, INC.

BE NEW YORK HOLDINGS, INC.

BEARINGPOINT AMERICAS, INC.

BEARINGPOINT BG, LLC

BEARINGPOINT ENTERPRISE HOLDINGS, LLC BEARINGPOINT GLOBAL OPERATIONS, INC. BEARINGPOINT GLOBAL, INC.

BEARINGPOINT INTERNATIONAL I, INC. BEARINGPOINT ISRAEL, LLC

BEARINGPOINT PUERTO RICO, LLC

BEARINGPOINT RUSSIA, LLC

BEARINGPOINT SOUTH PACIFIC, LLC BEARINGPOINT SOUTHEAST ASIA LLC BEARINGPOINT TECHNOLOGY

            PROCUREMENT SERVICES, LLC,

BEARINGPOINT USA, INC.

BEARINGPOINT, LLC

I2 MID ATLANTIC LLC

I2 NORTHWEST LLC

METRIUS, INC.

OAD ACQUISITION CORP.

OAD GROUP, INC.

PELOTON HOLDINGS, L.L.C.

SOFTLINE ACQUISITION CORP.

SOFTLINE CONSULTING AND

            INTEGRATORS, INC.

By:
Name:	John DeGroote
Title:	Executive Vice President
and Chief Legal Officer

44

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------x

In re	:	Chapter 11 Case No.
:
BEARINGPOINT, INC., et al.	:
	:	09-[_____________] [(_____)]
:
Debtors.	:	(Jointly Administered)
:
---------------------------------------------------------x

DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8509

Attorneys for the Debtors and

Debtors in Possession

Dated:	February 18, 2009

Page

Article I	DEFINITION AND INTERPRETATION	2
A.	Definitions	2
1.1	Administrative Expense Claim	2
1.2	Affiliate	2
1.3	Agent	2
1.4	Agency Fee	2
1.5	Allowed	2
1.6	Avoidance Actions	3
1.7	Ballots	3
1.8	Bankruptcy Code	3
1.9	Bankruptcy Court	3
1.10	Bankruptcy Rules	3
1.11	BE	3
1.12	BearingPoint	3
1.13	BearingPoint Subsidiary Debtors	3
1.14	Benefit Plans	4
1.15	Business Day	4
1.16	Cash	4
1.17	Causes of Action	4
1.18	Claim	4
1.19	Class	4
1.20	Class 3 Pro Rata Share	4
1.21	Class 4 Pro Rata Share	4
1.22	Collateral	5
1.23	Commencement Date	5
1.24	Confirmation Date	5
1.25	Confirmation Hearing	5
1.26	Confirmation Order	5
1.27	Contingent Claim	5

i

(continued)

Page

1.28	Convenience Class Claim	5
1.29	Creditors’ Committee	6
1.30	Debtors	6
1.31	Debtors in Possession	6
1.32	Disbursing Agent	6
1.33	Disclosure Statement	6
1.34	Disclosure Statement Order	6
1.35	Disputed	6
1.36	Disputed Claim Amount	7
1.37	Distribution Record Date	7
1.38	Effective Date	7
1.39	Equity Interest	7
1.40	Estates	7
1.41	Estimated Amount	7
1.42	Exit Facility	7
1.43	Exit Letter of Credit Facility	7
1.44	Exit Facility Term Loan	7
1.45	FFL Note	8
1.46	FFL Noteholder	8
1.47	FFL Noteholder Claims	8
1.48	FFL SPA	8
1.49	Final Order	8
1.50	General Unsecured Claim	8
1.51	Indenture Trustee	9
1.52	Indenture Trustee Fees	9
1.53	Intercompany Claim	9
1.54	Junior Noteholder Claim	9
1.55	Lien	9
1.56	Local Bankruptcy Rules	9

(continued)

Page

1.57	Master Agreement	9
1.58	New Board	9
1.59	New Class 1 Common Stock	9
1.60	New Class 2 Common Stock	9
1.61	New Class 3 Common Stock	9
1.62	New Common Stock	10
1.63	New Employee Incentive Plan	10
1.64	New Equity Securities	10
1.65	New Management Incentive Plan	10
1.66	New Organizational Documents	10
1.67	New Preferred Stock	10
1.68	Non-Debtor Subsidiary	10
1.69	Other Secured Claim	10
1.70	Person	10
1.71	Plan	10
1.72	Plan Supplement	11
1.73	Plan Support Agreement	11
1.74	Prepetition Agent	11
1.75	Priority Non-Tax Claim	11
1.76	Priority Tax Claim	11
1.77	Released Parties	11
1.78	Reorganization Cases	11
1.79	Reorganized BearingPoint LLC	11
1.80	Reorganized BE	11
1.81	Reorganized Debtors	12
1.82	Schedules	12
1.83	Secured Claim	12
1.84	Secured Credit Facility	12
1.85	Secured Credit Facility Term Loan	12

(continued)

Page

1.86	Secured Credit Facility Term Loan Claim	12
1.87	Secured Lenders	12
1.88	Secured Letter of Credit Facility	13
1.89	Secured Letter of Credit Facility Claim	13
1.90	Secured Tax Claim	13
1.91	Senior Noteholder Claims	13
1.92	Series A Note	13
1.93	Series A Noteholder	13
1.94	Series A Noteholder Claim	13
1.95	Series B Note	13
1.96	Series B Noteholder	14
1.97	Series B Noteholder Claim	14
1.98	Series C Note	14
1.99	Series C Noteholder	14
1.100	Series C Noteholder Claim	14
1.101	Tax Code	14
1.102	Unimpaired	14
1.103	Unliquidated Claim	14
1.104	U.S. Trustee	14
1.105	Voting Record Date	14
1.106	Voting Trust	14
B.	Interpretation; Application of Definitions and Rules of Construction	14
Article II	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS	15
2.1	Administrative Expense Claims	15
2.2	Professional Compensation and Reimbursement Claims	15
2.3	Indenture Trustee Fees	16
2.4	Priority Tax Claims.	16
Article III	classification of claims and equity interests, impairment, voting	17
Article IV	treatment of claims and equity interests	18

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4.1	Priority Non-Tax Claims (Class 1)	18
4.2	Secured Tax Claims (Class 2)	18
4.3	Secured Credit Facility Term Loan Claims (Class 3)	19
4.4	Secured Letter of Credit Facility Claims (Class 4)	19
4.5	Other Secured Claims (Class 5)	19
4.6	Senior Noteholder Claims (Class 6)	19
4.7	Junior Noteholder Claims (Class 7)	20
4.8	General Unsecured Claims (Class 8)	20
4.9	Convenience Class Claims (Class 9)	20
4.10	Equity Interests (Class 10)	20
Article V	Means of implementation	21
5.1	Settlement of Claims	21
5.2	Intercompany Claims	21
5.3	Issuance of New Common Stock	21
5.4	Issuance of New Preferred Stock	21
5.5	Exemption from Securities Laws	22
5.6	Merger/Dissolution/Consolidation	22
5.7	Cancellation of Existing Agreements and Equity Interests	22
5.8	Surrender of Existing Securities	22
5.9	Incurrence of New Indebtedness	23
Article VI	provisions governing voting and distributions	23
6.1	Voting of Claims	23
6.2	Nonconsensual Confirmation	23
6.3	Distributions on Allowed General Unsecured Claim and Allowed Convenience Class Claims	24
6.4	Date of Distributions	24
6.5	Disbursing Agent	24
6.6	Rights and Powers of Disbursing Agent	24
6.7	Expenses of Disbursing Agent	24
6.8	Delivery of Distributions	24

v

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6.9	Unclaimed Distributions	25
6.10	Distribution Record Date	25
6.11	Manner of Payment	25
6.12	Cash Distributions	26
6.13	No Fractional Shares	26
6.14	Setoffs and Recoupment	26
6.15	Interest on Claims, Dividends	26
6.16	No Distribution In Excess of Allowed Amounts	27
6.17	Distributions After the Effective Date	27
6.18	Allocation of Plan Distributions Between Principal and Interest	27
Article VII	procedures for treating disputed Claims under plan of reorganization	27
7.1	Objections	27
7.2	No Distributions Pending Allowance	27
7.3	Distributions After Allowance	28
7.4	Resolution of Administrative Expense Claims and Claims.	28
7.5	Estimation of Claims.	28
7.6	Interest	28
Article VIII	executory contracts and unexpired leases	29
8.1	Assumption or Rejection of Executory Contracts and Unexpired Leases	29
8.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases	29
8.3	Inclusiveness	29
8.4	Cure of Defaults	30
8.5	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	30
8.6	Indemnification and Reimbursement Obligations	30
8.7	Insurance Policies	31
8.8	Compensation and Benefit Plans	31

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8.9	Retiree Benefits	31
Article IX	CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS	31
9.1	General	31
9.2	New Board of Reorganized BE	31
9.3	Officers of the Reorganized Debtors	32
9.4	Filing of New Organizational Documents	32
9.5	Adoption of New Management Incentive Plan and New Employee Incentive Plan	32
Article X	conditions precedent to the effective date	32
10.1	Conditions Precedent to Effectiveness	32
10.2	Waiver of Conditions	33
10.3	Satisfaction of Conditions	33
Article XI	effect of confirmation	34
11.1	Continued Vesting of Assets	34
11.2	Binding Effect	34
11.3	Discharge of Claims and Termination of Equity Interests	34
11.4	Discharge of the Debtors	35
11.5	Injunction or Stay	35
11.6	Terms of Injunction or Stay	35
11.7	Reservation of Causes of Action/Reservation of Rights	35
11.8	Exculpation	36
11.9	Limited Releases	36
11.10	Causes of Action/Avoidance Actions/Objections	37
Article XII	retention of jurisdiction	37
Article XIII	miscellaneous provisions	39
13.1	Effectuating Documents and Further Transactions	39
13.2	Withholding and Reporting Requirements	39
13.3	Corporate Action	39
13.4	Modification of Plan	40

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13.5	Revocation or Withdrawal of the Plan	40
13.6	Continuing Exclusivity Period	40
13.7	Plan Supplement	40
13.8	Payment of Statutory Fees	41
13.9	Post-Confirmation Date Professional Fees and Expenses	41
13.10	Dissolution of the Creditors’ Committee	41
13.11	Exemption from Transfer Taxes	41
13.12	Expedited Tax Determination	41
13.13	Exhibits/Schedules	42
13.14	Substantial Consummation	42
13.15	Severability of Plan Provisions	42
13.16	Governing Law	42
13.17	Notices	42
13.18	Section Headings	43